EXHIBIT 5.1

TROUTMAN SANDERS LLP Attorneys at Law Bank of America Plaza 600 Peachtree Street NE, Suite 5200 Atlanta, Georgia 30308-2216 404.885.3000 telephone troutmansanders.com

October 28, 2015

BNC Bancorp

3980 Premier Drive

Suite 210

High Point, North Carolina 27265

Re:	BNC Bancorp
Registration Statement on S-4

Ladies and Gentlemen:

At your request and as your counsel, we have reviewed the Registration Statement on Form S-4 (the “Registration Statement”) filed by BNC Bancorp (the “Company”), a North Carolina corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 4,991,095 shares of common stock, no par value per share, of the Company (the “Common Stock”), to be issued by the Company to the shareholders of Southcoast Financial Corporation (“Southcoast”) in connection with the merger of Southcoast with and into the Company.

As such counsel, and in connection with such review of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and proposed issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. During the course of such examination and review and in connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock to be issued by the Company to the Southcoast shareholders will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid, and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement, and any amendments thereto.

Sincerely,

TROUTMAN SANDERS LLP

/s/ Troutman Sanders LLP